SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                    ATMOS ENERGY CORPORATION
                    ------------------------
     (Exact Name of Registrant as Specified in its Charter)

    Texas and Virginia                            75-1743247
-----------------------                          -------------
 (State of Incorporation                        (IRS Employer
     or Organization)                         Identification No.)

1800 Three Lincoln Centre
5430 LBJ Freeway, Dallas, Texas                       75240
------------------------------                   ---------------
(Address of Principal Executive Offices)            (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-50477.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each                Name of Each Exchange on Which
     Class Registered             Each Class Is To Be Registered

     Debt Securities                 New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
                              None




Item 1.  Description of Registrant's Securities to be Registered.

     The description of the securities to be registered is incorporated by reference from Registration Statement on Form S-3
(File No. 333-50477), filed April 20, 1998, as amended by
Amendment No. 1 thereto, filed June 25, 1998.


Item 2.  Exhibits.

     The following instrument defining the rights of the holders of the securities to be registered is incorporated by reference from Registration Statement on Form S-3 (File No. 333-50477), dated April 20, 1998, as amended:

 Exhibit No.             Description
 ----------  --------------------------------------------
     1       Indenture, dated as of                , 1998,
             between Atmos Energy Corporation, Issuer and
             U. S. Bank Trust National Association, Trustee.





                              SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.



                                   ATMOS ENERGY CORPORATION
                                        (Registrant)




DATE:  July 8, 1998                By:  /s/ Larry J. Dagley
                                        -----------------------
                                      Larry J. Dagley
                                      Executive Vice President
                                      and Chief Financial
                                      Officer